EXHIBIT 99.1

FORTEGRA FINANCIAL CORPORATION SECOND QUARTER 2012 NET INCOME INCREASES $2.5 MILLION (+162%); REVENUES INCREASE 8.9%; OPERATING EXPENSES DECREASE 6.9%

Jacksonville, FL - August 13, 2012 - Fortegra Financial Corporation (NYSE: FRF), an insurance services company providing distribution and administration services and insurance-related products, today reported results for the second quarter ended June 30, 2012.

•	Total revenues climbed 8.9% compared to prior-year

•	Direct and assumed written premiums increased 17.0% year-over-year to $92.7 million

•	Operating expenses declined 6.9%

•	Second quarter net income was $4.0 million ($0.19 per diluted share)

•	Second quarter Adjusted EBITDA was $10.1 million ($0.49 per diluted share) with Adjusted EBITDA margin of 34.7%

•	The Company repurchased 164,817 shares for a total cost of $1.3 million

“I am pleased to report another positive quarter for Fortegra as we increased net revenues and maintained operating expense discipline,” said Richard S. Kahlbaugh, Chairman, President and Chief Executive Officer of Fortegra. “The cross-selling and direct marketing initiatives for our products and services are off to a great start and momentum is building. Since March when the program kicked off, we have closed 39 cross-selling opportunities with recently acquired PBG playing a key role. Our “Plus 1” campaign has identified more than 155 leads for the Company and we are very excited by the potential for partnering internally. We also had a series of key new business wins in Brokerage and Payment Protection which demonstrate the appeal of our products and the brands that support them. Last, we increased our access to capital while simultaneously lowering our cost of capital with our new debt facility. I firmly believe the Company is well positioned to execute on our strategy.”

Second Quarter Results
Total revenues increased 8.9% to $58.7 million for the second quarter of 2012, compared to $53.9 million for the second quarter of 2011. Net revenues (total revenues less net losses and loss adjustment and commissions expenses) increased 7.0% to $29.2 million for the second quarter of 2012, compared to $27.3 million for the prior-year period. Operating expenses were $19.3 million, 6.9% below the prior-year quarter.

Net income for the second quarter 2012 was $4.0 million, or $0.19 per diluted share, compared to $1.5 million, or $0.07 per diluted share, for the quarter ended June 30, 2011. During the quarter, improved operating expenses were offset in part by higher personnel costs attributable primarily to the Pacific Benefits Group acquisition.

Adjusted EBITDA for the second quarter of 2012 was $10.1 million, compared to $7.8 million for the second quarter of 2011. Adjusted EBITDA margin for the second quarter of 2012 improved to 34.7%, compared to 28.8% for the prior-year period.

Segment Results
Payment Protection
For the three months ended June 30, 2012, net revenues for the Payment Protection segment were $15.0 million, compared to $13.8 million for the prior-year period. EBITDA for the Payment Protection segment was $6.3 million for the second quarter of 2012, compared to $5.1 million for the prior-year period. EBITDA margin for the Payment Protection segment reached 41.8% for the second quarter of 2012, compared to 37.1% for the prior-year period.

Business Process Outsourcing (BPO)
Net revenues for the BPO segment increased to $4.4 million for the second quarter of 2012, compared to $3.7 million for the second quarter of 2011, primarily attributable to the PBG acquisition. EBITDA for the BPO segment was $1.1 million for the second quarter of 2012, compared to $0.9 million for the prior-year period. EBITDA margin for the BPO segment improved to 24.0% for the second quarter of 2012, compared to 23.4% for the prior-year period.

Brokerage
Net revenues for the Brokerage segment remained flat at $9.8 million for the second quarter of 2012. However, EBITDA for the Brokerage segment improved to $2.6 million for the second quarter of 2012, compared to $2.3 million one year ago. EBITDA margin for the Brokerage segment improved to 26.2% for the second quarter of 2012, compared to 23.5% for the prior-year period.

Corporate
While no income or expense was recorded in the Corporate segment for the second quarter 2012, in the second quarter 2011 the Corporate segment experienced $1.7 million in expenses attributable to a combination of professional fees, transaction costs and costs associated with the corporate relocation.

Balance Sheet
Total invested assets and cash and cash equivalents amounted to $123.0 million as of June 30, 2012 compared to $127.1 million as of December 31, 2011. Unearned premiums were $229.0 million as of June 30, 2012 compared to $227.9 million as of December 31, 2011. Total debt outstanding at June 30, 2012 was $107.0 million compared to $108.0 million as of December 31, 2011. Stockholder's equity increased to $133.2 million as of June 30, 2012 compared to $127.6 million as of December 31, 2011.

In November 2011, the Company's Board of Directors approved a share repurchase program for up to $10 million. During the second quarter of 2012, the Company repurchased 164,817 shares at a total cost of $1.3 million. Since inception and through July 31, 2012, the Company repurchased 954,781 shares for a total cost of $6.3 million. Approximately $3.7 million remains available in the repurchase program.

Conference Call Information
Fortegra's executive management will host a conference call to discuss its second quarter 2012 results tomorrow, Tuesday, August 14, 2012 at 8:30 a.m. Eastern Time.  To participate in the live call, dial (877) 407-3982 within the U.S., or (201) 493-6780 for international callers. A live audio webcast will also be available on the Investors page of the company's website: http://www.fortegra.com. A replay of the call will be available beginning August 14th at 11:30 a.m. Eastern Time and ending on August 21st at 11:59 p.m. Eastern Time on the company's website, and by dialing (877) 870-5176 in the U.S. or (858) 384-5517 for international callers. The passcode for the replay is 397734.

Statistical Supplement
In addition, the company has provided a statistical supplement which can be accessed through the “Investor Relations” section of Fortegra's website at: http://www.fortegra.com

About Fortegra
Fortegra Financial Corporation is an insurance services company that provides distribution and administration services and insurance-related products to insurance companies, insurance brokers and agents and other financial services companies in the United States. It sells services and products directly to businesses rather than directly to consumers. Fortegra's brands include: Life of the South, Consecta, Bliss & Glennon (B&G), eReinsure (eRe), Motor Clubs, Pacific Benefits Group (PBG), Universal Equipment Recovery Group (UERG), and South Bay Acceptance Corporation (SBAC).

Use of Non-GAAP Financial Information
Fortegra presents certain additional financial measures related to its Business Segments that are "Non-GAAP measures" within the meaning of Regulation G under the Securities Act of 1934. Fortegra presents these Non-GAAP measures to provide investors with additional information to analyze Fortegra's performance from period to period.  Management also uses these measures to assess performance for Fortegra's segments and to allocate resources in managing Fortegra's businesses.  However, investors should not consider these Non-GAAP measures as a substitute for the financial information that Fortegra reports in accordance with GAAP.  These Non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled Non-GAAP measures presented by other companies.

We present EBITDA and Adjusted EBITDA in this Earning Release to provide investors with a supplemental measure of our operating performance and, in the case of Adjusted EBITDA, information utilized in the calculation of the financial covenants under our revolving credit facility and in the determination of compensation. EBITDA, as used in this Earnings Release is defined as net income before interest expense, income taxes, non-controlling interest and depreciation and amortization. Adjusted EBITDA, as used in this Earnings Release, means "Consolidated Adjusted EBITDA" as defined under our revolving credit facility in effect June 30,2012, which is generally consolidated net income before consolidated interest expense, consolidated amortization expense, consolidated depreciation expense and consolidated tax expense, in each case as defined more fully in the agreement governing our revolving credit facility. The other items excluded in this calculation include, but are not limited to, specified acquisition costs and unusual or non-recurring charges. The calculation of Adjusted EBITDA in this Earnings Release does not give effect to certain additional adjustments that are permitted under our revolving credit facility which, if included, would increase the amount reflected in this Earnings Release.

In addition to the financial covenant requirements under our revolving credit facility, management uses EBITDA and Adjusted EBITDA as measures of operating performance for planning purposes, including the preparation of budgets and projections, the determination of bonus compensation for our executive officers and the analysis of the allocation of resources and to evaluate the effectiveness of business strategies. Further, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in industries similar to ours. Adjusted EBITDA is also used by management to measure operating performance and by investors to measure a company's ability to service its debt and other cash needs. Management believes the inclusion of the adjustments to EBITDA to arrive at Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

EBITDA and Adjusted EBITDA are not recognized terms under accounting principles generally accepted in the United States, or U.S. GAAP. Accordingly, they should not be used as an indicator of, or alternative to, net income as a measure of operating performance. Although we use EBITDA and Adjusted EBITDA as measures to assess the operating performance of our business, EBITDA and Adjusted EBITDA have significant limitations as analytical tools because they exclude certain material costs. For example, they do not include interest expense, which has been a necessary element of our costs. Since we use capital assets, depreciation expense is a necessary element of our costs and ability to generate service revenues. In addition, the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of this measure. EBITDA and Adjusted EBITDA also do not include the payment of taxes, which is also a necessary element of our operations. Because EBITDA and Adjusted EBITDA do not account for these expenses, its utility as a measure of our operating performance has material limitations. Due to these limitations, management does not view EBITDA and Adjusted EBITDA in isolation or as a primary performance measure and also uses other measures, such as net income. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project,'' "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. We believe these factors include, but are not limited to, those described under Item 1A. - "Risk Factors" in Fortegra's most current Annual Report on Form 10-K and most current Quarterly Report on Form 10-Q. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Further information concerning Fortegra and its business, including factors that potentially could materially affect Fortegra's financial results, is contained in Fortegra's filings with the SEC, which are available free of charge at the SEC's website at http://www.sec.gov and from Fortegra's website in the "Investor Relations" section under "SEC Filings" at http://www.fortegra.com.

Contact:
Stephanie Gannon
904-352-2759
investor.relations@fortegra.com

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(All Amounts in Thousands Except Share and Per Share Amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Revenues:
Service and administrative fees	$9,394	$8,800	$18,734	$17,916
Brokerage commissions and fees	9,364	9,208	18,884	17,075
Ceding commission	7,210	6,243	14,274	14,401
Net investment income	732	894	1,475	1,835
Net realized gains on the sale of investments	13	1,132	10	1,227
Net earned premium	31,905	27,536	63,877	55,973
Other income	48	38	120	120
Total revenues	58,666	53,851	117,374	108,547
Net losses and loss adjustment expenses	9,576	9,251	20,842	18,624
Commissions	19,892	17,323	39,931	35,840
Net Revenues	29,198	27,277	56,601	54,083

Expenses:
Personnel costs	12,246	11,298	23,518	22,079
Other operating expenses	6,868	9,295	13,548	16,452
Stock based compensation expense	190	133	369	401
Depreciation	975	814	1,713	1,397
Amortization of intangibles	1,166	1,378	2,648	2,430
Interest expense	1,590	1,925	3,242	3,956
Total expenses	23,035	24,843	45,038	46,715
Income before income taxes and non-controlling interest	6,163	2,434	11,563	7,368
Income taxes	2,146	907	4,065	2,588
Income before non-controlling interest	4,017	1,527	7,498	4,780
Less: net income (loss) attributable to non-controlling interest	15	2	33	(172)
Net income	$4,002	$1,525	$7,465	$4,952

Earnings per share:
Basic	$0.20	$0.07	$0.38	$0.24
Diluted	$0.19	$0.07	$0.36	$0.23
Weighted average common shares outstanding:
Basic	19,705,276	20,510,254	19,792,763	20,487,549
Diluted	20,632,233	21,592,418	20,686,812	21,625,817

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)
(All Amounts in Thousands Except Share Amounts)

	June 30, 2012	March 31, 2012	December 31, 2011
Assets:
Investments:
Fixed maturity securities available-for-sale at fair value (amortized cost of $85,738 at June 30, 2012 and $92,311 at December 31, 2011)	$88,021	$92,843	$93,509
Equity securities available-for-sale at fair value (cost of $5,498 at June 30, 2012 and $1,203 at December 31, 2011)	5,653	3,793	1,219
Short-term investments	970	970	1,070
Total investments	94,644	97,606	95,798
Cash and cash equivalents	28,350	18,676	31,339
Restricted cash	23,659	18,959	14,180
Accrued investment income	985	927	929
Notes receivable, net	3,783	3,802	3,603
Accounts and premiums receivable, net	27,384	31,184	20,172
Other receivables	14,505	16,798	9,103
Reinsurance receivables	191,671	186,421	194,740
Deferred acquisition costs	55,983	52,517	55,467
Property and equipment, net	17,592	16,405	15,343
Goodwill	103,645	103,477	103,477
Other intangibles, net	51,930	52,928	54,410
Other assets	6,575	5,709	5,943
Total assets	$620,706	$605,409	$604,504

Liabilities:
Unpaid claims	$31,618	$32,497	$32,583
Unearned premiums	228,991	221,059	227,929
Policyholder account balances	26,942	27,565	28,040
Accrued expenses, accounts payable, income taxes and other liabilities	49,482	42,483	35,581
Deferred revenue	18,386	17,617	20,781
Note payable	72,000	74,700	73,000
Preferred trust securities	35,000	35,000	35,000
Deferred income taxes, net	25,083	24,207	24,006
Total liabilities	487,502	475,128	476,920

Stockholders' Equity:
Preferred stock, par value $0.01; 10,000,000 shares authorized; none issued	—	—	—
Common stock, par value $0.01; 150,000,000 shares authorized; 20,650,671 and 20,561,328 shares issued at June 30, 2012 and December 31, 2011, respectively, including shares in treasury	207	206	206
Treasury stock, at cost; 876,709 shares and 516,132 shares at June 30, 2012 and December 31, 2011, respectively	(5,468)	(4,122)	(2,728)
Additional paid-in capital	96,785	96,378	96,199
Accumulated other comprehensive loss, net of tax	(1,480)	(1,324)	(1,754)
Retained earnings	42,615	38,613	35,150
Stockholders' equity before non-controlling interest	132,659	129,751	127,073
Non-controlling interest	545	530	511
Total stockholders' equity	133,204	130,281	127,584
Total liabilities and stockholders' equity	$620,706	$605,409	$604,504

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME- Segments (Unaudited)
(All Amounts in Thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Segment Net Revenue
Payment Protection	$15,007	$13,750	$28,182	$28,101
BPO	4,409	3,691	8,614	7,255
Brokerage	9,782	9,836	19,805	18,727
Segment net revenues	29,198	27,277	56,601	54,083

Operating Expenses
Payment Protection	8,729	8,644	16,642	17,412
BPO	3,351	2,828	6,484	5,447
Brokerage	7,224	7,527	14,309	14,346
Corporate	—	1,727	—	1,727
Total Operating Expenses	19,304	20,726	37,435	38,932

EBITDA
Payment Protection	6,278	5,106	11,540	10,689
BPO	1,058	863	2,130	1,808
Brokerage	2,558	2,309	5,496	4,381
Corporate	—	(1,727)	—	(1,727)
Total EBITDA	9,894	6,551	19,166	15,151

Depreciation and amortization
Payment Protection	865	1,324	1,714	2,277
BPO	498	277	1,001	517
Brokerage	778	591	1,646	1,033
Corporate	—	—	—	—
Total depreciation and amortization	2,141	2,192	4,361	3,827

Interest Expense
Payment Protection	971	1,043	1,983	2,569
BPO	259	99	526	162
Brokerage	360	783	733	1,225
Corporate	—	—	—	—
Total interest expense	1,590	1,925	3,242	3,956

Income before income taxes and non-controlling interest
Payment Protection	4,442	2,739	7,843	5,843
BPO	301	487	603	1,129
Brokerage	1,420	935	3,117	2,123
Corporate	—	(1,727)	—	(1,727)
Total income before income taxes and non-controlling interest	6,163	2,434	11,563	7,368
Income taxes	2,146	907	4,065	2,588
Less: net income (loss) attributable to non-controlling interest	15	2	33	(172)
Net income	$4,002	$1,525	$7,465	$4,952

FORTEGRA FINANCIAL CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (Unaudited)
ADJUSTED EBITDA
(All Amounts in Thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net income	$4,002	$1,525	$7,465	$4,952
Depreciation	975	814	1,713	1,397
Amortization of intangibles	1,166	1,378	2,648	2,430
Interest expense	1,590	1,925	3,242	3,956
Income taxes	2,146	907	4,065	2,588
Net income (loss) attributable to non-controlling interest	15	2	33	(172)
EBITDA	9,894	6,551	19,166	15,151
Transaction costs (a)	37	612	134	793
Stock-based compensation expense	190	133	369	401
Corporate governance study	—	248	—	248
Relocation expenses	—	207	—	207
Statutory audits	—	98	—	98
Adjusted EBITDA	$10,121	$7,849	$19,669	$16,898

EBITDA Margin	33.9%	24.0%	33.9%	28.0%
Adjusted EBITDA Margin	34.7%	28.8%	34.8%	31.2%

(a) Represents transaction costs associated with acquisitions.

FORTEGRA FINANCIAL CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (Unaudited)
NET INCOME
(All Amounts in Thousands Except Share and Per Share Amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net income	$4,002	$1,525	$7,465	$4,952
Non-GAAP Adjustments, net of tax
Transaction costs associated with acquisitions (1)	37	612	134	793
Stock-based compensation	124	83	239	260
Corporate governance study	—	156	—	156
Relocation expenses	—	130	—	130
Statutory audits	—	62	—	62
Retirement of debt (1)	—	14	—	560
Total Non-GAAP adjustments, net of tax	161	1,057	373	1,961
Net income - Non-GAAP basis	$4,163	$2,582	$7,838	$6,913

GAAP Earnings per share - basic	$0.20	$0.07	$0.38	$0.24
Non-GAAP adjustments, net of tax	0.01	0.05	0.02	0.10
Non-GAAP Earnings per common share - basic	$0.21	$0.12	$0.40	$0.34

GAAP Earnings per share - diluted	$0.19	$0.07	$0.36	$0.23
Non-GAAP adjustments, net of tax	0.01	0.05	0.02	0.09
Non-GAAP Earnings per common share - diluted	$0.20	$0.12	$0.38	$0.32

Weighted average common shares outstanding:
Basic	19,705,276	20,510,254	19,792,763	20,487,549
Diluted	20,632,233	21,592,418	20,686,812	21,625,817

(1) Adjustments not tax effected